Exhibit 99.1

Silvercrest Asset Management Group Inc. Announces Increase to Quarterly Dividend

NEW YORK, February 14, 2019 — Silvercrest Asset Management Group Inc. (NASDAQ: SAMG), (the “Company”) today announced that its board of directors approved an increase of more than 7% to the Company’s quarterly dividend, from $0.14 per share of Class A common stock to $0.15 per share of Class A common stock on February 12, 2019.  The dividend will be paid on or about March 15, 2019 to shareholders of record as of the close of business on March 8, 2019.

About Silvercrest Asset Management
Silvercrest Asset Management Group (NASDAQ: SAMG) was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston Virginia, and New Jersey, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors. As of September 30, 2018, the firm reported assets under management of $21.7 billion.

Investor Relations Contact:

Richard R. Hough III
212-649-0601
rhough@silvercrestgroup.com

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM